Exhibit 99.1

CB&I Reports 2011 Fourth Quarter and Full-Year Results

2011 Revenue and Net Income up 25%, New Awards of $6.8 billion

THE WOODLANDS, Texas--(BUSINESS WIRE)--February 23, 2012--CB&I (NYSE: CBI) today reported net income for the fourth quarter of $70.5 million, or $0.70 per diluted share, versus $63.2 million or $0.63 per diluted share in 2010. Revenue for the quarter was $1.3 billion, with new awards of $772.4 million.

For the full-year, net income was $255.0 million, or $2.55 per diluted share. CB&I’s consolidated 2011 revenue was $4.6 billion, up 25% over 2010. Cash and cash equivalents as of December 31, 2011 were $671.8 million, versus $481.7 million as of December 31, 2010.

“I’m extremely proud of our employees for delivering another year of outstanding performance,” said Philip K. Asherman, President and CEO. “Looking to the future, we expect to continue to execute our healthy backlog, leverage our unique business model to capture growth opportunities, and help our clients meet the growing global demand for energy infrastructure, which gives us strong confidence in the future of CB&I.”

New Awards for 2011 totaled $6.8 billion, reflecting the company’s ability to capitalize on its global end markets across each of its business sectors. Noteworthy 2011 awards included a $2.3 billion contract in Australia for the Gorgon project, an Oil Sands contract for Kearl in Canada, a Gas Processing award in the U.S. for Dominion, an LNG storage project in the Asia Pacific region, an Offshore award for Nexen in the North Sea, a Refinery heater award in Russia, as well as various strategic Petrochemical and Refining technology licensing awards.

CB&I declared an interim dividend on common stock of $0.05 per share, payable March 30, 2012 to shareholders of record on March 16, 2012. As has been the company’s practice, it will continue to opportunistically capture value for shareholders through its share repurchase program.

Earnings Conference Call

CB&I will host a webcast on February 23 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations/Company Highlights.

About CB&I

CB&I (NYSE:CBI) engineers and constructs some of the world’s largest energy infrastructure projects. With premier process technology, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion. Safely. Reliably. Globally. For more information, visit www.CBI.com.

Forward-Looking Statement

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might,” or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2011, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010

Revenue	$1,255,222	$947,851	$4,550,542	$3,642,318

Cost of revenue	1,108,607	818,239	3,980,306	3,150,255

Gross profit	146,615	129,612	570,236	492,063
% of Revenue	11.7%	13.7%	12.5%	13.5%
Selling and administrative expense	49,661	44,258	205,550	185,213
% of Revenue	4.0%	4.7%	4.5%	5.1%
Intangibles amortization	7,229	6,098	26,302	23,690
Other operating expense (income), net	304	(780)	74	(636)
Equity earnings	(9,649)	(5,735)	(16,887)	(19,464)

Income from operations	99,070	85,771	355,197	303,260
% of Revenue	7.9%	9.0%	7.8%	8.3%
Interest expense	(3,330)	(4,148)	(11,030)	(16,686)
Interest income	2,300	1,392	7,796	4,955

Income before taxes	98,040	83,015	351,963	291,529

Income tax expense	(27,512)	(18,922)	(96,765)	(79,966)

Net income	70,528	64,093	255,198	211,563

Less: Net income attributable to noncontrolling interests	(60)	(896)	(166)	(7,004)

Net income attributable to CB&I	$70,468	$63,197	$255,032	$204,559

Net income attributable to CB&I per share:
Basic	$0.72	$0.65	$2.60	$2.08
Diluted	$0.70	$0.63	$2.55	$2.04

Weighted average shares outstanding:
Basic	97,343	97,863	98,022	98,300
Diluted	100,008	100,498	100,205	100,459

Cash dividends on shares:
Amount	$4,881	$-	$19,722	$-
Per Share	$0.05	$-	$0.20	$-

CHICAGO BRIDGE & IRON COMPANY N.V.
SEGMENT INFORMATION
(in thousands)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2011		2010		2011		2010

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
Steel Plate Structures	$281,822	36%	$364,799	37%	$4,079,599	60%	$1,303,930	39%
Project Engineering and Construction**	337,135	44%	476,961	48%	2,190,272	32%	1,634,683	49%
Lummus Technology	153,450	20%	150,200	15%	537,844	8%	422,514	12%
Total	$772,407		$991,960		$6,807,715		$3,361,127

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
Steel Plate Structures	$475,739	38%	$398,314	42%	$1,812,180	40%	$1,442,145	40%
Project Engineering and Construction**	653,561	52%	461,826	49%	2,289,788	50%	1,904,850	52%
Lummus Technology	125,922	10%	87,711	9%	448,574	10%	295,323	8%
Total	$1,255,222		$947,851		$4,550,542		$3,642,318

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
Steel Plate Structures	$39,586	8.3%	$37,890	9.5%	$167,283	9.2%	$134,430	9.3%
Project Engineering and Construction**	29,484	4.5%	18,342	4.0%	91,576	4.0%	82,574	4.3%
Lummus Technology	30,000	23.8%	29,539	33.7%	96,338	21.5%	86,256	29.2%
Total	$99,070	7.9%	$85,771	9.0%	$355,197	7.8%	$303,260	8.3%

* New awards represents the value of new project commitments received by the Company during a given period.
** Project Engineering and Construction (formerly CB&I Lummus)

CHICAGO BRIDGE & IRON COMPANY N.V.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2011	2010
ASSETS

Current assets	$1,661,321	$1,206,648
Equity investments	95,687	92,400
Property and equipment, net	262,003	290,206
Goodwill and other intangibles, net	1,114,512	1,154,256
Other non-current assets	158,460	166,024

Total assets	$3,291,983	$2,909,534

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable	$-	$334
Current maturity of long-term debt	40,000	40,000
Other current liabilities	1,703,424	1,400,299
Long-term debt	-	40,000
Other non-current liabilities	352,129	345,056

Shareholders' equity	1,196,430	1,083,845

Total liabilities and shareholders' equity	$3,291,983	$2,909,534

CHICAGO BRIDGE & IRON COMPANY N.V.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

	Twelve Months
	Ended December 31,
	2011	2010
CASH FLOWS

Cash flows from operating activities	$413,155	$288,406
Cash flows from investing activities	(32,753)	(58,376)
Cash flows from financing activities	(178,795)	(86,343)
Effect of exchange rate changes on cash and cash equivalents	(11,534)	12,051

Increase in cash and cash equivalents	190,073	155,738
Cash and cash equivalents, beginning of the year	481,738	326,000
Cash and cash equivalents, end of the year	$671,811	$481,738

OTHER FINANCIAL DATA

(Increase) decrease in receivables, net	$(130,192)	$127,349
Change in contracts in progress, net	16,419	(37,017)
Increase (decrease) in accounts payable	159,524	(112,558)
Change in contract capital	$45,751	$(22,226)

Depreciation and amortization	$70,184	$72,885
Capital expenditures	$40,945	$24,089

Backlog *	$8,968,206	$6,906,633

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation. Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Christi Thoms, +1 832 513 1200
www.CBI.com